Exhibit 99.1

Diadexus, Inc. Reports Third Quarter 2015 Financial Results

-- New Commercial Team in Place and Gaining Sales Traction for PLAC® Activity in the Hospital Channel –

-- Stable PLAC® ELISA Business –

SOUTH SAN FRANCISCO, Calif., October 26, 2015 -- Diadexus, Inc. (OTCQB: DDXS), a diagnostics company developing and commercializing products that aid in the prediction of cardiac disease risk, today announced financial results for the nine months and quarter ended September 30, 2015, and provided an overview of recent corporate achievements and milestones.

“The new sales and marketing leadership team is now in place and has begun building a PLAC® Activity distribution channel into hospitals, clinics and physician office labs,” said Lori Rafield, Ph.D., chairman and chief executive officer for Diadexus.  “Under this commercial leadership, our dedicated, highly experienced sales force is beginning to gain traction based upon the new contracts being put in place.  We are extremely pleased with the progress thus far and we will continue executing on our strategy to drive adoption and revenue growth for PLAC® Activity through clinical messaging.  PLAC® ELISA continues to be a solid, revenue-generating business targeting national, regional and cardiovascular specialty labs, which provides important cash flow for Diadexus.  Year-over-year, we saw a significant increase in ELISA sales to national and regional labs, which reaffirms the intrinsic demand and value for Lp-PLA2 testing.”

Dr. Rafield continued: "On the heart failure front, we are proceeding with our regulatory strategy of first developing the ELISA immunoassay for proADM which aids physicians with prognostication of adverse events in patients with acute symptoms of heart failure.  We remain on track to file a 510(k) regulatory submission during the first quarter of 2016.”

Hodi Hammond, vice president of sales for Diadexus stated: “Primary market research shows strong demand for the information generated by PLAC® Activity, especially among cardiologists and primary care physicians.  Hospitals are an essential channel to target for PLAC® Activity because 50% of all physicians are currently employed by hospitals and their respective hospital lab is where they will conduct the bulk of their testing.  Importantly, PLAC® Activity is validated to run on 13 of the most widely used hospital chemistry analyzers which comprise approximately 80% of the market.  The adoption cycle for any new test is comprised of multiple phases and it often takes several months to reach a predictable run rate.  Therefore, as part of our PLAC® Activity commercial strategy, we have implemented new, early adopter initiatives that are specially designed for hospitals and commercials labs.  We believe these programs will accelerate adoption of this innovative test, and we have already begun to see results from our efforts.”

Year-To-Date September 30, 2015 Financial Results

Total revenues for the nine months ended September 30, 2015 were $14.6 million, compared to $20.5 million for the nine months ended September 30, 2014.  This decrease is primarily attributable to $3.6 million in service revenues related to a GSK agreement which completed during the fourth quarter of 2014 and lower PLAC® ELISA product sales.

Total product sales for the nine months ended September 30, 2015 were $14.5 million, compared to $16.6 million for the nine months ended September 30, 2014.  This decrease is attributable to lower PLAC® ELISA sales from our largest customer, Health Diagnostics Laboratory (HDL), due to its filing for bankruptcy in June 2015.  Partially offsetting the HDL decrease is a significant increase in PLAC® ELISA sales to regional and national labs.  Subsequent to its bankruptcy filing, HDL continued to place orders with the Company, on a cash-in-advance basis.

Total operating costs and expenses for the nine months ended September 30, 2015 were $18.9 million, compared to $25.5 million for the nine months ended September 30, 2014. This decrease is primarily the result of reduced personnel expenses following the restructuring implemented during the fourth quarter of 2014, continued cost containment efforts during the nine months ended September 30, 2015 and a $1.1 million reduction in research and development expenses related to the B.R.A.H.M.S license agreement.  This decrease was partially offset by a $0.9 million provision for doubtful accounts related to HDL’s bankruptcy during the second quarter of 2015.

The Company's net loss for the nine months ended September 30, 2015 was $5.7 million, or $1.47 per share, compared to a net loss of $6.2 million, or $1.68 per share, for the nine months ended September 30, 2014.

Cash and cash equivalents at September 30, 2015 were $12.1 million, compared to $12.1 million at June 30, 2015 and $14.9 million at December 31, 2014. During the third quarter, Diadexus received $1.0 million relating to a purchase by OriGene Technologies, Inc. (“OriGene”) of Diadexus common stock associated with a license and supply agreement signed in September 2015.

Third Quarter 2015 Financial Results

Total revenues for the third quarter of 2015 were $4.5 million, compared to $4.6 million for the second quarter of 2015 and $7.3 million for the third quarter of 2014. The year-over-year decreases are primarily attributable to a decrease in service revenues related to a GSK agreement which completed during the fourth quarter of 2014 and lower PLAC® ELISA product sales.

Total product revenues for the third quarter of 2015 were $4.5 million, compared to $4.5 million for the second quarter of 2015 and $5.0 million for the third quarter of 2014.  The year-over-year decrease is attributable to lower PLAC® ELISA sales to HDL, partially offset by a significant increase in PLAC® ELISA sales to regional and national labs.

Total operating costs and expenses for the third quarter of 2015 were $5.4 million, compared to $8.3 million for the third quarter of 2014. This decrease is primarily the result of reduced personnel expenses during the third quarter of 2015, following the restructuring implemented during the fourth quarter of 2014 and continued cost containment efforts during the three months ended September 30, 2015.

The Company's net loss for the third quarter of 2015 was $1.3 million, or $0.34 per share, compared to a net loss of $1.6 million, or $0.44 per share, in the third quarter of 2014.

“We were pleased to see that product sales remained consistent with second quarter 2015, which speaks to the significant increases we’re seeing in PLAC® sales from national and regional labs, despite HDL’s bankruptcy earlier this year,” said Leone Patterson, chief financial officer for Diadexus. “Looking forward, we will continue to carefully manage our expenses and prioritize activities that have a direct impact on generating product revenue.”

Recent Achievements and Milestones

Leadership Team

●

Diadexus recently hired its commercial leadership team with the appointment of Hodi Hammond as Vice President of Sales and Jonathan Ruais as Vice President of Marketing.  Mr. Hammond brings extensive experience in sales and commercial strategy within the diagnostic market and an extensive network of hospital relationships due to his prior experience selling cardiac biomarkers.  Mr. Ruais brings expertise in the heart failure market and extensive experience in the marketing of novel cardiovascular brands and life cycle management of established products.  The contributions from both will be invaluable as Diadexus executes its commercial strategy for PLAC® Activity and advances development of its initial heart failure diagnostic biomarker for measuring proADM.

PLAC® Business

●	PLAC® ELISA
o

Signed an exclusive, license and supply agreement granting OriGene rights to develop and commercialize Diadexus' proprietary PLAC® ELISA in certain Asian countries ("the Territory").  Diadexus will supply to OriGene the raw materials and reagents necessary to assemble, develop, produce, seek marketing authorization for, and sell PLAC® ELISA in the Territory. Upon commencement of commercial sales, Diadexus is eligible to receive sales-based milestones as well as mid-single-digit royalties on net sales.

●	PLAC® Activity
o

A new partnership established with Mayo Clinic for the integration and use of PLAC® Activity testing into clinical practice. The parties recently completed a successful kick-off meeting with key sales and marketing personnel.  Once fully integrated, the test will be available to patients and providers through advanced laboratory testing at more than 5,000 health care organizations.

Heart Failure Franchise

●	ProADM ELISA
o	Diadexus remains on track to file a 510(k) regulatory submission during the first quarter of 2016. The ELISA formatted test is currently available as a research use only kit.
●	ProADM Point-of-Care (POC)
o	Potential for the ELISA assay to be used as a predicate for the filing of the 510(k) for the POC proADM test.
o	Feasibility testing is complete. Partners for a POC system have been identified and the Company is assembling the development plans to commercialize this test.

Clinical Development Support Business

●

The clinical development support business provides an additional channel to sell PLAC® products.  Diadexus has identified target partners who need Lp-PLA2 testing for cardiac disease clinical studies and has initiated a comprehensive initiative designed to secure new partnerships.

●

With new cardiovascular therapies available to physicians in addition to statins as lipid-lowering agents, Lp-PLA2 provides information to physicians that could be useful in identifying residual risk for patients requiring aggressive medical management with the goal of preventing future cardiovascular events.

About Diadexus, Inc.

Diadexus, based in South San Francisco, California, is a diagnostics company developing and commercializing products that aid in the prediction of cardiac disease risk, providing healthcare providers with actionable information for managing patients. The Company pioneered the testing of Lp-PLA2, a marker of vascular-specific inflammation that provides new information, over and above traditional risk factors measured in a lipid panel, and has over a decade of peer-reviewed literature validating its utility. Diadexus' products, The PLAC® Test ELISA Kit, first cleared by the FDA in

2003, and The PLAC® Test for Lp-PLA2 Activity, cleared in December 2014, are the only two FDA-cleared tests to measure Lp-PLA2.

The Company also has a pipeline of biomarkers for heart failure, proADM, proET-1 and proANP, each of which provide distinct, additive information for healthcare providers over currently available markers. Diadexus also provides services to pharmaceutical partners to address the need to incorporate biomarkers in clinical development. To learn more about the PLAC® tests, please visit www.plactest.com, or visit the Company's website at www.diadexus.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements related to our revenue growth expectations and guidance, success of our business model and strategy, timing of regulatory submission and clinical and commercial need for our PLAC and ELISA tests. Forward-looking statements are based on current expectations and assumptions and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors known to us that could cause actual results to differ materially from those expressed in such forward-looking statements include the factors necessary to achieve our revenue guidance; sales of our PLAC® Test products in the marketplace; our ability to grow revenues from existing and new customers, including hospitals, clinics and physician labs; product pricing and demand with a concentrated customer base; the continued focus of regulatory agencies and payors on costs and our laboratory customer practices; relationships with key customers; our ability to continue to build our heart failure franchise; our ability to identify and build products with additional biomarkers; third party payors' acceptance of and reimbursement for the PLAC® Tests; our ability to continue to manufacture the PLAC® Tests to meet customer demand; the potential for success of and timing of when our development efforts may be completed; the adequacy of our intellectual property rights and our ability to maintain a proprietary position for our lead product; our limited revenue and cash resources; our significant corporate expenses, including real estate lease liabilities and expenses associated with being a public company; our ability to develop proADM for regulatory submission, and our ability to successfully integrate our new management leadership. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our most recent quarterly report on Form 10-Q, and other reports filed with the Securities and Exchange Commission, and available at the SEC's web site at www.sec.gov. The information set forth herein speaks only as of the date hereof, and except as required by law, we disclaim any intention and does not assume any obligation to update or revise any forward looking statement, whether as a result of new information, future events or otherwise.

DIADEXUS, INC.

CONDENSED STATEMENTS OF OPERATIONS

(In thousands, except share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Revenues:
Product sales	$4,516	$5,035	$14,494	$16,612
Service revenue	—	2,234	120	3,618
License revenue	2	75	2	225
Total revenues	4,518	7,344	14,616	20,455
Operating costs and expenses:
Product costs of revenue	1,252	1,781	4,298	5,184
Service costs of revenue	—	333	—	520
Sales and marketing	1,138	2,700	3,670	7,829
Research and development	954	979	3,528	5,267
General and administrative	2,037	2,489	6,473	6,708
Provision for doubtful accounts	—	—	904	2
Total operating costs and expenses	5,381	8,282	18,873	25,510
Loss from operations	(863)	(938)	(4,257)	(5,055)
Interest income, interest expense and other income (expense), net:
Interest income	1	1	2	2
Interest expense	(468)	(729)	(1,407)	(1,153)
Other income (expense), net	—	48	28	59
Loss before income tax	(1,330)	(1,618)	(5,634)	(6,147)
Income tax provision	(4)	(1)	(18)	(13)
Net loss	$(1,334)	$(1,619)	$(5,652)	$(6,160)
Net loss and Comprehensive loss	$(1,334)	$(1,619)	$(5,652)	$(6,160)
Basic and diluted net loss per share:	$(0.34)	$(0.44)	$(1.47)	$(1.68)
Weighted average shares used in computing basic and diluted net loss per share	3,915,698	3,681,648	3,847,688	3,665,322

DIADEXUS, INC.

CONDENSED BALANCE SHEETS

(In thousands)

(unaudited)

	September 30,	December 31,
	2015	2014

Assets
Current assets:
Cash and cash equivalents	$12,050	$14,946
Accounts receivable, net of reserve of $910 and $6 at September 30, 2015 and December 31, 2014, respectively	1,893	4,101
Inventory, net	181	578
Prepaid expenses and other current assets	521	500
Total current assets	14,645	20,125
Restricted cash	1,400	1,400
Property and equipment, net	376	637
Other long-term assets	80	131
Total assets	$16,501	$22,293
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$672	$1,023
Notes payable, current portion	4,504	957
Deferred revenues, current portion	21	120
Deferred rent, current portion	188	128
Unfavorable lease obligations	922	820
Accrued and other current liabilities	1,841	3,074
Total current liabilities	8,148	6,122
Non-current portion of notes payable	10,805	13,791
Non-current portion of deferred revenue	189	—
Non-current portion of deferred rent	52	208
Non-current portion of unfavorable lease obligation	249	957
Other long term liabilities	397	369
Total liabilities	$19,840	$21,447
Commitments and contingencies
Stockholders' equity:
Preferred Stock	—	—
Common stock	41	38
Additional paid-in capital	210,635	209,171
Accumulated deficit	(214,015)	(208,363)
Total stockholders' (deficit) equity	(3,339)	846
Total liabilities and stockholders' (deficit) equity	$16,501	$22,293

CONTACTS:

Company Contact:

Leone Patterson

Chief Financial Officer

(650) 246-6400

lpatterson@diadexus.com